                                 AMENDMENT NO. 2

      THIS AMENDMENT NO. 2, dated as of December 12, 1996 (the "Amendment") relating to the Credit Agreement referenced below, by and among NATIONAL MEDICAL CARE, INC., a Delaware corporation, certain subsidiaries and affiliates party to the Credit Agreement and identified on the signature pages hereto, and NATIONSBANK, N.A., as Paying Agent for and on behalf of the Lenders. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

      WHEREAS, a $2.5 billion credit facility has been extended to National Medical Care, Inc. and certain subsidiaries and affiliates pursuant to the terms of that Credit Agreement dated as of September 27, 1996 (as amended and modified, the "Credit Agreement") among National Medical Care, Inc., the other Borrowers, Guarantors and the Lenders identified therein, and NationsBank, N.A., as Paying Agent;

      WHEREAS, the Company has requested certain modifications described herein which require the consent of the Required Lenders; and

      WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Paying Agent to enter into this Amendment on their behalf to give effect to this Amendment;

      NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      A. The Credit Agreement is amended and modified in the following respects:

            1. In the proviso of the first sentence following the pricing grids in the definition of "Applicable Percentage" in Section 1.1, subsection (i) shall be modified to read as follows:

                  (i) the initial Applicable Percentages for Loans and Obligations (other than the Tranche B Term Loan) shall be based on Pricing Level IX and shall remain in effect until December 12, 1996 (being the effective date of Amendment No. 2), at which time the Applicable Percentages shall be as shown above based on the projected Consolidated Leverage Ratio (the "Projected Ratio") as of December 31, 1996, calculated as set forth in a Rate Change Officer's Certificate substantially in the form attached as Schedule 1 to Amendment No. 2 delivered by Holdings to the Paying Agent; provided, that if the quarterly compliance certificate for the period ending as of December 31, 1996 and related financial statements and information for such period delivered pursuant to Sections 7.1(b) and Section 7.2(b) demonstrate that the Consolidated Leverage Ratio as of such date is higher than the Projected Ratio, with the effect of increasing the Pricing Level, the Applicable Percentage shall be automatically adjusted for such period in accordance with such higher Pricing Level and the Borrower shall promptly pay to the Paying Agent for the Lenders and the Issuing Lender an amount equal to the difference between the amount of interest and fees actually paid or payable during the period such Pricing Level was in effect, and the amount of interest and fees that would have been paid or payable during such period had the higher Pricing Level been in effect.

            2. The maximum aggregate amount of Guaranteed Obligations of WRG-Conn. was reduced by $800 million to $150 million upon the occurrence of the Holdings Group Guaranty Joinder Event on November 15, 1996. The remaining $150 million of the Guaranteed Obligations of WRG-Conn. under the Credit Agreement shall be deemed released in accordance with the provisions of Section 4.10 upon the delivery to the Paying Agent of the officer's certificate in the form attached to this Amendment as Schedule 2 (the "Guaranty Release Officer's Certificate").

            3. In clause (i) of the proviso of Section 2.1(a) the phrase "or in the case of Designated Borrowers, the amount designated in the Borrower Joinder Agreement approved by the Required Lenders in accordance with Section 3.16(a) (the "Designated Borrower Limit")" is amended to read as follows:

            "or in the case of Designated Borrowers, the amount designated on
      Schedule 2.1(a)-2 or in the Borrower Joinder Agreement approved by the Required Lenders in accordance with Section 3.16(a) (the "Designated Borrower Limit")"

and the Designated Borrower Limit for National Medical Care of Taiwan, Inc., a Delaware corporation, as referenced on Schedule 2.1(a)-2 is modified and reduced from "$50,000,000" to "$20,000,000".

      B. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits and Schedules) remain in full force and effect.

      C. The Company agrees to pay all reasonable costs and expenses of the Paying Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

      D. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and its shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

      E. This Amendment, and the Credit Agreement as amended hereby, shall be governed by and construed and interpreted in accordance with the laws of the State of New York.


                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:                            NATIONAL MEDICAL CARE, INC.,
                                    A Delaware corporation


                                    By  /s/ Ben J. Lipps
                                      -----------------------------------------
                                    Name:  Ben J. Lipps
                                    Title:    President

                                    FRESENIUS MEDICAL CARE AG


                                    By  /s/ Dr. Gerd Krick
                                      -----------------------------------------
                                    Name:  Dr. Gerd Krick
                                    Title:    Chairman of the Managing Board


                                    By  /s/ Udo Werle
                                      -----------------------------------------
                                    Name:  Udo Werle
                                    Title:    Member of the Managing Board

      The undersigned, being WRG-Conn., joins in the execution of this Amendment for purposes of acknowledging and consenting to the provisions of Section A(2) hereof.

                                    W.R. GRACE & CO.-CONN.,
                                    a Connecticut corporation


                                    By /s/ Larry Ellberger
                                      -----------------------------------------
                                    Name: Larry Ellberger
                                    Title: Chief Financial Officer and
                                           Senior Vice President

PAYING AGENT:                       NATIONSBANK, N.A.,
                                    as Paying Agent for and on behalf of the Lenders


                                    By   /s/ Ashley M. Crabtree
                                      -----------------------------------------
                                      Ashley M. Crabtree
                                      Vice President

GUARANTORS:                         FRESENIUS NATIONAL MEDICAL CARE
                                    HOLDINGS, INC., a New York corporation
                                    formerly known as WRG-NY

                                    By   /s/ Ben J. Lipps
                                      -----------------------------------------
                                    Name:   Ben J. Lipps
                                    Title:         President

                                    NATIONAL MEDICAL CARE, INC.,
                                    a Delaware corporation

                                    By   /s/ Ben J. Lipps
                                      -----------------------------------------
                                    Name:   Ben J. Lipps
                                    Title:         President

                                    BIO-MEDICAL APPLICATIONS
                                    MANAGEMENT CO. INC., a Delaware
                                    corporation

                                    By  /s/ Robert W. Armstrong, III
                                      -----------------------------------------
                                    Name:  Robert W. Armstrong, III
                                    Title:        Vice President

                                    NMC HOMECARE, INC.,
                                    a Delaware corporation

                                    By  /s/ Robert W. Armstrong, III
                                      -----------------------------------------
                                    Name:  Robert W. Armstrong, III
                                    Title:   Vice President

                                    LIFECHEM, INC.,
                                    a Delaware corporation

                                    By  /s/ Robert W. Armstrong, III
                                      -----------------------------------------
                                    Name:  Robert W. Armstrong, III
                                    Title:   Vice President

                                    FRESENIUS MEDICAL CARE AG,
                                    a German corporation

                                    By  /s/ Dr. Gerd Krick  /s/ Udo Werle
                                      -----------------------------------------
                                    Name:  Dr. Gerd Krick   Udo Werle
                                    Title:       Members of the Managing Board

                                    FRESENIUS USA, INC.,
                                    a Massachusetts corporation

                                    By   /s/ Ben J. Lipps
                                      -----------------------------------------
                                    Name:   Ben J. Lipps
                                    Title:         President

                                    FRESENIUS MEDICAL CARE DEUTSCHLAND
                                    GmbH, a German corporation

                                    By /s/ Udo Werle /s/ Dr. Dietmar Blumenhagen
                                      ------------------------------------------
                                    Name: Udo Werle      Dr. Dietmar Blumenhagen
                                    Title:   Authorized Signatories

                                    FRESENIUS MEDICAL CARE GROUPE
                                    FRANCE, a French corporation (formerly known as Fresenius Groupe France S.A.)

                                    By  /s/ Udo Werle
                                      -----------------------------------------
                                    Name:  Udo Werle
                                    Title:    Authorized Signatory

                                    FRESENIUS SECURITIES, INC.,
                                    a California corporation

                                    By   /s/ Ben J. Lipps
                                      -----------------------------------------
                                    Name:   Ben J. Lipps
                                    Title:     President

                                   Schedule 1

                    FORM OF RATE CHANGE OFFICER'S CERTIFICATE

      This Certificate is delivered in accordance with the provisions of subsection (iii) of that definition of "Applicable Percentage" in that Credit Agreement dated as of September 27, 1996 (as amended, modified and supplemented, the "Credit Agreement") among NATIONAL MEDICAL CARE, INC., a Delaware corporation, and certain subsidiaries and affiliates (the "Borrowers"), the Guarantors identified therein, the Lenders and NationsBank, N.A., as Paying Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

      The undersigned, being a Responsible Officer of FRESENIUS MEDICAL CARE AG, a German corporation, hereby certifies, in my official capacity and not in my individual capacity, that to the best of my knowledge and belief:

            (a) the historical information accompanying this Certificate is true and correct in all material respects for the periods covered and the pro forma information accompanying this Certificate is based on reasonable assumptions (and there has been no development, situation, change of circumstance or other condition which would render such assumptions unreasonable or unrealistic on the whole).

            (b) the undersigned has no actual knowledge of any Default or Event of Default; and

            (c) detailed calculations demonstrating the projected Consolidated Leverage Ratio as of December 31, 1996 accompany this Certificate.

      This the __ day of December, 1996.



                                          _____________________________________
                                          Title:

                           CONSENT TO AMENDMENT NO. 2


NationsBank, N.A., as Paying Agent
101 N. Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attn: Carol Lindsay, Agency Services

      Re: Credit Agreement dated as of September 27, 1996 (as amended and modified, the "Credit Agreement") among National Medical Care, Inc., the other Borrowers, Guarantors and Lenders identified therein and NationsBank, N.A., as Paying Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

            Amendment No. 2 dated December 12, 1996 (the "Subject Amendment") relating to the Credit Agreement

Ladies and Gentlemen:

      This should serve to confirm our receipt of, and consent to, the Subject Amendment. We hereby authorize and direct you, as Paying Agent for the Lenders, to enter into the Subject Amendment on our behalf in accordance with the terms of the Credit Agreement upon your receipt of such consent and direction from the Required Lenders.


                                        Sincerely,



                                        _______________________________________
                                               [Name of Lender]


                                        By:____________________________________
                                        Name:
                                        Title: